                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 March 9, 1999

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

        New Jersey                  1-1-432             22-2429994
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(State or other                 (Commission          (IRS Employer
jurisdiction of                 File Number)         Identification
incorporation)                                       Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive officers, including zip code)


       Registrant's telephone number, including area code:  732-676-1200





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         (Former name or former address, if changed from last report)
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                                     - 2 -


        Item 5.    Other Events
                   ------------

                   Roberts Pharmaceutical Corporation announced today it has acquired from Wyeth Laboratories, U.K., a subsidiary of American Home Products, rights in the U.K. and ROI to Lodine (etodolac), a selective COX-2 inhibitor.

        The agreement includes Lodine SR, a patent protected once-a-day formulation of this prescription nonsteroidal anti-inflammatory drug (NSAID). Lodine is indicated for acute and long term use in rheumatoid and osteoarthritis. Additionally, as a selective COX-2 inhibitor, Lodine has demonstrated a low incidence of the gastrointestinal side effects normally associated with prolonged use of NSAIDs.

        In general, both the therapeutic benefits and gastrotoxicity of NSAIDs have been linked to the inhibition of the cyclo-oxygenase (COX) enzyme. However, there are two isoforms of this enzyme, COX-1 and COX-2. While the anti-inflammatory benefits of NSAIDs have been related to the inhibition of the COX-2 isoform, the gastrointestinal side effects, including ulcers and bleeding, have been related to a concurrent inhibition of COX-1. In turn, there has been much publicity recently about efforts by some pharmaceutical companies to develop and market a product that is selective in inhibiting COX-2 while sparing COX-1.

        Etodolac, the active ingredient in Lodine, has already demonstrated COX-2 selectivity based on several comparative and large-scale safety studies. These studies, plus years of clinical experience, including more than 13 years of marketing in the U.K., represent strong supportive evidence that etodolac has an efficacy similar to NSAIDs, but with a more favorable gastrointestinal safety profile.

        Roberts said that the efficacy and safety profile of etodolac has been demonstrated in a way that will likely take years for new agents to duplicate. Moreover, following a recent review of supportive documentation, the UK Medicines Control Agency allowed a variation in the product's license resulting in a change in Lodine's data sheet to include statements about its COX-2 selectivity. To the Company's best knowledge, this is the only product in the U.K. whose data sheet carries such statements.

        Roberts also noted that, under a prior distribution agreement, its U.K./ROI subsidiary, Monmouth Pharmaceuticals, has been marketing Lodine for the past two years. During this period, Monmouth has accelerated the sales of Lodine to a double-digit annual growth rate.
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                                     - 3 -


        The Company stated that the acquisition of Lodine reflects their commitment to building upon Monmouth Pharmaceuticals strengths in the analgesic market.



                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ROBERTS PHARMACEUTICAL CORPORATION
                                     ----------------------------------
                                                (Registrant)


Date: March 10, 1999            /s/ Anthony A. Rascio
                                -------------------------------
                                 Anthony A. Rascio
                                      Vice President
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                                     - 4 -



FORWARD LOOKING STATEMENTS

        Certain statements included in Item 5 of this Form 8-K are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The Registrant cautions readers that forward looking statements, including, without limitation, those relating to the Registrant's future business prospects, revenues, cost of sales, intangible dispositions and write-offs, continuing operations and discontinued operations, and liquidity and capital resources, are subject to certain risks and uncertainties, including, without limitation, the ability of the Registrant to secure regulatory approval in the United States and in foreign jurisdictions for the Registrant's developmental pipeline drugs, the efforts of the Registrant's competitors and the introduction of rival pharmaceutical products which may prove to be more effective than the Registrant's products, general market conditions, the availability of capital, and the uncertainty over the future direction of the healthcare industry, that could cause actual results to differ materially from those indicated in the forward looking statements.